UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

X RAIL ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Nevada (State of incorporation or organization)	88-0203182 (I.R.S. Employer Identification No.)

9480 S. Eastern Ave., Ste 205 Las Vegas, NV (Address of principal executive offices)	89123 (Zip Code)

Securities to be registered pursuant to Section 12(g) of the Act:
Common

Name of each exchange on which each class is to be registered:
N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐X

Securities Act registration statement file numbers to which this form relates:  File No. 333-218746

Securities to be registered pursuant to Section 12(g) of the Act:

Common shares
Title of class

Item 1.        Description of Registrant's Securities to be Registered.

This Registration Statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, par value $0.00001 (the "Common Stock"), of X Rail Entertainment, Inc., a Nevada corporation (the "Registrant"). The description of the Common Stock to be registered hereunder set forth under the caption "Description of Securities to be Registered" in the Registrant's Registration Statement on Form S-1 (File No. 333-218746), as originally filed with the Securities and Exchange Commission (the "Commission") on June 14, 2017 (the "Registration Statement") and declared effective by the Commission on October 10, 2017, is incorporated herein by reference.

Item 2. Exhibits.

3.1 (1)	Articles of Incorporation of X Rail Entertainment, Inc.

3.2	Bylaws of X Rail Entertainment, Inc.

(1)	Incorporated by reference from our Registration Statement on Form S-1, filed with the Commission on June 14, 2017.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

X Rail Entertainment, Inc.

		By:	/s/ Michael A. Barron
Name: Michael A. Barron
Date:	November 30, 2017		Title: Chief Executive Officer